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                                                             EX-99.B(j)-ncconsnt

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 27 to Registration Statement No. 2-82587 on Form N-1A of Waddell & Reed Advisors New Concepts Fund, Inc. of our reports dated November 3, 2000 and May 5, 2000 appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" in such Prospectus, which is also part of this Registration Statement.



/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP
Kansas City, Missouri
April 23, 2001